                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1996
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
                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/96.... 61,190,750    61,190,750
  Dilutive Effect for Nonqualified Stock Options at
   12/31/96........................................    238,218       273,299
                                                    ----------    ----------
  Weighted Average Shares at 12/31/96.............. 61,428,968    61,464,049
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  176,734    $  176,734
  Dividend Requirements on Preferred Shares........        119           119
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  176,615    $  176,615
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     2.88(a) $     2.87(a)
                                                    ==========    ==========

--------

Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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                                       30

                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1995
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--------------------------------------------------------------------------------

                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/95.... 63,281,177    63,281,177
  Dilutive Effect for Nonqualified Stock Options at
   12/31/95........................................    217,756       389,346
                                                    ----------    ----------
  Weighted Average Shares at 12/31/95.............. 63,498,933    63,670,523
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  175,465    $  175,465
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  172,402    $  172,402
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     2.72(a) $     2.71(a)
                                                    ==========    ==========

--------

Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/94.... 64,820,039    64,820,039
  Dilutive Effect for Nonqualified Stock Options at
   12/31/94........................................    134,775       136,688
                                                    ----------    ----------
  Weighted Average Shares at 12/31/94.............. 64,954,814    64,956,727
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  163,987    $  163,987
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  160,924    $  160,924
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     2.48(a) $     2.48(a)
                                                    ==========    ==========

--------

Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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                                       32